Exhibit 10.1

LOAN DOCUMENTS MODIFICATION AGREEMENT
(September 24, 2004)

THIS LOAN DOCUMENTS MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of the 24th day of September, 2004, by and among 1st FRANKLIN FINANCIAL CORPORATION, a Georgia corporation (hereinafter referred to as "Borrower"), SOUTHTRUST BANK, an Alabama banking corporation (hereinafter referred to as "Lender"), and FRANKLIN SECURITIES, INC., a Georgia corporation (hereinafter referred to as "Guarantor").

BACKGROUND STATEMENT

Borrower and Lender are parties to that certain Loan Agreement dated September 25, 2001, as previously amended pursuant to that certain First Amendment to Loan Agreement and Line of Credit Promissory Note dated September 25, 2002 (hereinafter referred to as the “First Amendment”), and that certain Loan Documents Modification Agreement dated September 25, 2003 (hereinafter referred to as the “Second Amendment,” and together with the First Amendment and the Loan Agreement, collectively referred to as the "Agreement").  All capitalized terms used herein shall have the same meanings as are ascribed to them in the Agreement unless otherwise herein defined.  Borrower and Lender are also parties to that certain Line of Credit Promissory Note dated September 25, 2001, as amended by the First Amendment and the Second Amendment, made by Borrower to the order of Lender in the original principal amount of Twenty-One Million and No/100 Dollars ($21,000,000.00), which evidences the indebtedness of the Line of Credit Loan (hereinafter referred to as the "Note"). Payment and performance of certain obligations of Borrower provided for in the Loan Documents is guaranteed by Guarantor pursuant to that certain Guaranty Agreement dated September 25, 2001, as reaffirmed by that certain Reaffirmation of Guaranty Agreement dated September 25, 2002, and in the Second Amendment (hereinafter referred to as the "Guaranty"). Borrower and Lender have agreed to amend the Agreement, Guarantor has agreed to reaffirm its Guaranty, and the parties are entering into this Amendment to evidence their agreement.

AGREEMENT

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender and Guarantor do hereby agree as follows:

1.

Loan Balance.  The foregoing recitals are true and correct and are incorporated herein by reference.  Borrower and Lender acknowledge and agree that as of September 23, 2004, the outstanding principal balance of the Note is One Hundred Forty-One Thousand Nine Hundred Ninety-One and No/100 Dollars ($141,991.00).

2. Modification of Agreement. The Agreement is hereby modified and amended as follows:

(a) Effective as of the date hereof, and as a result of the increase of the amount of the Line of Credit Loan to $30,000,000.00, by deleting the references to “$21,000,000.00” set forth in the Recital on page 1 and in the definition of “Borrowing Base” and replacing them with “$30,000,000.00”.

(b) Effective as of the date hereof, by amending the definition of “Commitment Period” contained in Section 1.1 of the Agreement by deleting the reference to “September 24, 2004” and inserting in lieu thereof “September 23, 2005”.

(c) Effective as of the date hereof, by deleting the financial covenant set forth in Section 5.18 (a) of the Agreement, which presently requires Borrower to maintain “(a) total Consolidated Tangible Net Worth of not less than $60,000,000.00 as of December 31, 2003, plus an amount equal to at least seventy-five percent (75%) of Consolidated Net Income for each fiscal year thereafter as set forth on the annual audited financial statements required by Section 5.5 of this Agreement” and replacing it with “(a) total Consolidated Tangible Net Worth of not less than $67,500,000.00 as of December 31, 2004, plus an amount equal to at least seventy-five percent (75%) of Consolidated Net Income for each fiscal year thereafter as set forth on the annual audited financial statements required by Section 5.5 of this Agreement”.

(d) Effective as of March 31, 2005, by deleting the financial covenant set forth in Section 5.18 (c) of the Agreement, which presently requires Borrower to maintain “(c) a ratio of Senior Debt plus Consolidated Subordinated Debt to Consolidated Tangible Net worth not to exceed 4 to 1 at any time” and replacing it with “(c) a ratio of Senior Debt plus Consolidated Subordinated Debt to Consolidated Tangible Net worth not to exceed 3 to 1 at any time”.

(e) By deleting the notice addresses for Lender and Lender’s attorney set forth in Section 10.8 of the Agreement and replacing them with “and if to Bank, 171 17th Street, 4th Floor, Mail Code B-024-AS-0007, Atlanta, Georgia 30363, Attn: Corporate Lending Department, with a copy to Arnall Golden Gregory LLP, 171 17th Street, Suite 2100, Atlanta, Georgia 30363, Attn: Steven A. Pepper”.

3.

Modification, Amendment and Restatement of Note.  Borrower and Lender do hereby amend and restate the Note by deleting therefrom all the provisions of the Note in their entirety and by inserting in lieu thereof all the provisions of the promissory note dated as of September 24, 2004, in the principal amount of $30,000,000.00, bearing the title "Amended and Restated Line of Credit Note," which promissory note is incorporated herein by reference as though fully set forth (hereinafter sometimes referred to as the "Amended Note).  Borrower and Lender agree that henceforth the Amended Note shall serve as the original instrument evidencing the $30,000,000.00 indebtedness referred to herein; provided, however, that all interest and charges accrued to the date hereof under the original Note shall remain due and payable under the original Note.

4.

Modification of Loan Documents.  As of the date hereof, Borrower hereby reaffirms and restates each and every warranty and representation set forth in the Loan Documents.  The terms of the Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in any of the Loan Documents (including, without limitation, the Agreement) to the Agreement shall refer to the Agreement as herein amended.

5.

Guarantor’s Reaffirmation.  Guarantor hereby acknowledges and consents to the foregoing amendments to the Agreement and all of the other Loan Documents.  Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty which it has executed is validly existing and binding against it under the terms of such Guaranty and guarantees the repayment of all the obligations described therein.  Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty. Guarantor further acknowledges and agrees that the Obligations guaranteed pursuant to the Guaranty include, without limitation, the indebtedness evidenced by the Amended Note.

6.

Ratification; Fees and Expenses.  Except as herein expressly modified or amended, all the terms and conditions of the Agreement and the other Loan Documents are hereby ratified, affirmed, and approved. In consideration of Lender agreeing to this Amendment as herein provided, Borrower agrees to pay all fees and expenses incurred in connection with this Amendment.

7.

No Defenses; Release.  For purposes of this Paragraph 7, the term "Borrower Parties" shall mean Borrower and Guarantor collectively and the term "Lender Parties" shall mean  Lender, and shall include each of their respective predecessors, successors and assigns, and each past and present, direct and indirect, parent, subsidiary and affiliated entity of each of the foregoing, and each past and present employee, agent, attorney-in-fact, attorney-at-law, representative, officer, director, shareholder, partner and joint venturer of each of the foregoing, and each heir, executor, administrator, successor and assign of each of the foregoing; references in this paragraph to "any" of such parties shall be deemed to mean "any one or more" of such parties; and references in this sentence to "each of the foregoing" shall mean and refer cumulatively to each party referred to in this sentence up to the point of such reference.  Borrower and Guarantor each hereby acknowledges, represents and agrees:  that Borrower and Guarantor have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Agreement, the Guaranty, the other Loan Documents or the Obligations, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Obligations or with respect to any other transaction, matter or occurrence between any of the Borrower Parties and any Lender Parties or with respect to any acts or omissions of any Lender Parties (all of said defenses, setoffs, claims, counterclaims or causes of action being hereinafter referred to as "Loan Related Claims"); that, to the extent that Borrower or Guarantor may be deemed to have any Loan Related Claims, Borrower and Guarantor do hereby expressly waive, release and relinquish any and all such Loan Related Claims, whether or not known to or suspected by Borrower and Guarantor; that Borrower and Guarantor shall not institute or cause to be instituted any legal action or proceeding of any kind based upon any Loan Related Claims; and that Borrower and Guarantor shall indemnify, hold harmless and defend all Lender Parties from and against any and all Loan Related Claims and any and all losses, damages, liabilities, costs and expenses suffered or incurred by any Lender Parties as a result of any assertion or allegation by any Borrower Parties of any Loan Related Claims or as a result of any legal action related thereto.

8. No Novation. Borrower hereby acknowledges and agrees that this Amendment shall not constitute a novation of the indebtedness evidenced by the Note.

9.

No Waiver or Implication.  Borrower hereby agrees that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may exist under the Agreement or any other Loan Document.  Borrower hereby further agrees that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Obligations or any portion thereof, or with respect to matters involving security for the Obligations, or with respect to any other matter relating to the Obligations, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender.  Borrower hereby acknowledges and agrees that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Obligations or any matter relating to the Obligations.

10.

No Release of Collateral.  Borrower further agrees that this Amendment shall in no way occasion a release of any collateral held by Lender as security to or for the Obligations, and that all collateral held by Lender as security to or for the Obligations shall continue to secure the Obligations.

11.

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

12.

Authority.

By executing this Amendment as hereinafter provided, A. Roger Guimond hereby certifies that he is the Vice President and Chief Financial Officer of Borrower and Guarantor is duly authorized to execute this Amendment on behalf of Borrower and Guarantor.

IN WITNESS WHEREOF, this Amendment has been duly executed under seal by Borrower, Lender, and Guarantor as of the day and year first above written.

BORROWER:

1st FRANKLIN FINANCIAL CORPORATION, a Georgia corporation

By: /s/ A. Roger Guimond
A. Roger Guimond
Vice President-Chief Financial Officer

[CORPORATE SEAL]

LENDER:

SOUTHTRUST BANK, an Alabama banking corporation

By: /s/ Anthony W. Martin
Anthony W. Martin
Corporate Relationship Manager

GUARANTOR:

FRANKLIN SECURITIES, INC., a Georgia corporation

[CORPORATE SEAL] By: /s/ A. Roger Guimond
A. Roger Guimond
Vice President-Chief Financial Officer

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